                                                                    EXHIBIT 3.17

                      CERTIFICATE OF LIMITED PARTNERSHIP
                                      OF
                 PHYSICIAN SALES & SERVICE LIMITED PARTNERSHIP


     The undersigned General Partner of Physician Sales & Service Limited Partnership, a limited partnership formed pursuant to the Florida Revised Uniform Limited Partnership Act ((S)(S) 620.101-620.192 Florida Statutes), hereby certifies the following:

     1. The name of the limited partnership is Physician Sales & Service Limited Partnership.

     2. The registered agent for service of process at the registered office of the limited partnership is Fred Elefant. The registered office of the limited partnership is located at DuPont Center, 1650 Prudential Drive, Suite 105, Jacksonville, Florida 32207.

     3. The sole General Partner of the limited partnership is Physician Sales & Service, Inc., a Florida corporation with its principal office located at 4345 Southpoint Boulevard, Jacksonville, Florida 32256.

     4. The mailing address for the limited partnership is 4345 Southpoint Boulevard, Jacksonville, Florida 32256.

     5. The latest date upon which the limited partnership shall be dissolved is December 31, 2030.

     The undersigned declares under penalties of perjury that the matters set forth in this Certificate of Limited Partnership are true and correct.

     Dated:  March 31, 1997
                   --

                                         PHYSICIAN SALES & SERVICE, INC.,
                                         General Partner


                                         By:  /s/ David A. Smith
                                            ------------------------------------
                                         Name: David A. Smith
                                              ----------------------------------
                                         Title: Executive Vice President and CFO
                                               ---------------------------------

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     Having been named as registered agent and to accept service of process for
Physician Sales & Service Limited Partnership at the place designated in this Certificate of Limited Partnership, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent.


                                       /s/ Fred Elefant
                                       -----------------------------------------
                                       Fred Elefant

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                      AFFIDAVIT OF CAPITAL CONTRIBUTIONS
                        FOR FLORIDA LIMITED PARTNERSHIP


     The undersigned, constituting the sole general partner of Physician Sales & Service Limited Partnership, a Florida limited partnership, certifies:

     The amount of capital contributions to date of the limited partners is $900.00.

     The total amount contributed and anticipated to be contributed by the limited partners at this time totals $900.00.

     Signed this 31st day of March, 1997.
                 ----

     FURTHER AFFIANT SAYETH NOT.

     The undersigned declares under penalties of perjury that the matters set forth in this Affidavit of Capital Contributions are true and correct.

     Dated:  March 31, 1997
                   --


                                      PHYSICIAN SALES & SERVICE, INC.,
                                      General Partner


                                      By:  /s/ David A. Smith
                                         ---------------------------------------
                                         Name:  David A. Smith
                                              ----------------------------------
                                         Title: Executive Vice President and CFO
                                               ---------------------------------

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                        PHYSICIAN SALES & SERVICE, INC.
                           4345 Southpoint Boulevard
                         Jacksonville, Florida  32216



                            CONSENT TO USE OF NAME



     Physician Sales & Service, Inc., a corporation organized under the laws of the State of Florida, hereby consents to the formation of Physician Sales & Service Limited Partnership in the State of Florida.

     IN WITNESS WHEREOF, Physician Sales & Service, Inc. has caused this consent to be executed by its duly authorized officer this 31st day of March, 1997.


                                   PHYSICIAN SALES & SERVICE, INC.


                                   By:    /s/ David A. Smith
                                       -----------------------------------------
                                       David A. Smith
                                       Title: Executive Vice President and Chief
                                              Financial Officer